Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

THIRD QUARTER 2011 RESULTS

Core FFO per share of $0.29

Strong Operating Performance

Continued Progress on Asset Repositioning and Capital Strategies

(INDIANAPOLIS, October 26, 2011) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the third quarter 2011.

“We are very pleased with our operating results for this third quarter,” said Denny Oklak, Chairman and CEO. “Core FFO was $0.29 per share. A strong quarter of leasing activity increased portfolio occupancy to 90.7 percent. We achieved same-property net operating income growth of 2.1% as compared to the twelve months ended September 30, 2010. We attained these strong operating results while continuing to execute on our asset repositioning strategy. We started some meaningful development projects this quarter and made significant investments in high quality industrial assets, in markets that we believe will generate future growth. Overall, we had a very successful quarter.”

Quarterly Highlights

•

Core Funds from Operations per diluted share (“Core FFO”) of $0.29 for the quarter. Funds from Operations per diluted share (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), of $0.27 for the quarter which included a $3.6 million adjustment related to the redemption of our Series N Cumulative Redeemable Preferred Shares that is not included in core FFO.

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

•	Strong operating metrics and performance:

•	Overall portfolio occupancy of 90.7 percent, and bulk industrial occupancy of 92.4 percent, on September 30, 2011;
•

Same-property net operating income growth of 2.1 percent for the twelve months ended September 30, 2011, and 1.2 percent for the three months ended September 30, 2011, as compared to the comparable periods ended September 30, 2010.

•	Executing on asset and capital strategies:

•	$103.5 million of acquisitions during the quarter;
•

Commenced development of a 340,000 square foot headquarters building for Primerica Life Insurance Company in Atlanta, GA. Primerica is rated A2/AA- by Moody’s and S&P, respectively, and leased 100% of the facility for 15 years. The project launches the development of our Legacy Business Park in Gwinnett County, GA. We also started development of a 274,000 square foot on-campus faculty office facility in downtown Indianapolis, in equal partnership with Wishard Memorial Hospital, a division of the Marion County Public Health Corporation (rated Aa2 by Moody’s). The facility is 100% leased to Wishard for 30 years.

•	Redemption of our Series N Preferred Shares for $108.6 million resulting in future quarterly dividend savings of $2 million.

Financial Performance

•

Core FFO for the third quarter of 2011 of $0.29 per share compared with $0.30 for the third quarter of 2010. The change is primarily attributable to lower lease termination fees recognized during the third quarter of 2011.

•

FFO as defined by NAREIT was $0.27 for the third quarter 2011 and $0.50 for the third quarter 2010. Included in the $0.50 per share for 2010 was $57.5 million ($0.22 per share) associated with a net gain on the acquisition of our joint venture partner’s 50% interest in Dugan Realty, L.L.C (“Dugan”). A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

•

Net loss of $0.13 per diluted share (“EPS”) for the third quarter of 2011 compared to net earnings per share of $0.13 for the same quarter in 2010. Earnings per share for the quarter also includes an adjustment of $3.6 million ($0.01 per share) on the redemption of our Series N Cumulative Redeemable Preferred Shares in the third quarter of 2011. Earnings per share in the third quarter of 2010 were driven mainly by the $57.5 million ($0.22 per share) gain associated with the acquisition of our joint venture partner’s 50% interest in the Dugan industrial joint venture.

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

Operating Performance Highlights

•	Increase in overall portfolio occupancy, including projects under development, to 90.7 percent on September 30, 2011, compared to 89.3 percent on June 30, 2011.

•

Occupancy in the bulk distribution portfolio on September 30, 2011 of 92.4 percent, up from 90.6 percent on June 30, 2011. We executed over 1.9 million square feet of new industrial leases during the quarter to continue to improve occupancy in the bulk distribution portfolio.

•	Improved occupancy in the medical office portfolio to 87.4 percent and maintained steady occupancy in the suburban office portfolio at 85.9 percent.

•	Tenant retention for the quarter of approximately 69 percent with overall positive rental rate growth of 1.0%.

•

For bulk distribution properties, same-property net operating income growth was 2.5 percent for the twelve months ended September 30, 2011, and 1.1 percent for the three months ended September 30, 2011, as compared to the periods ended September 30, 2010.

•

For medical office, same-property net operating income growth was 9.2 percent for the twelve months ended September 30, 2011, and 15.9 percent for the three months ended September 30, 2011, as compared to the periods ended September 30, 2010.

•

For suburban office, same-property net operating income growth was 1.4 percent for the twelve months ended September 30, 2011, and 0.3 percent for the three months ended September 30, 2011, as compared to the periods ended September 30, 2010.

•	This positive same-property performance was driven mainly by increased occupancy and the expiration of free rent periods.

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

Real Estate Investment Activity

Year to date acquisitions and dispositions totaled $359 million (4.3 million square feet) and $525 million (5.4 million square feet), respectively.

Acquisitions

Consistent with our asset repositioning strategy, during the quarter we acquired $103.5 million of mainly industrial buildings in strategic markets as follows:

•	A portfolio of three industrial buildings, two in Chicago, IL and one in Dallas, TX, that were 100% leased and totaled 694,000 square feet;

•	A portfolio of five buildings, four of which were industrial, that were 85% leased and totaled 397,000 square feet with an additional 75 acres of undeveloped land in Raleigh, NC;

•	A 325,000 square foot bulk industrial building in Raleigh, NC that was 100% leased;

•	The remaining partnership interest in a joint venture that owns an 89,000 square foot Class A office building in Indianapolis, IN.

Dispositions

•	Proceeds from property dispositions totaled $6.2 million during the quarter. The dispositions comprised approximately 115,000 square feet and were 17 percent leased.

Development

Wholly Owned Properties

•

Our wholly-owned development projects under construction on September 30, 2011 consisted of five medical office projects totaling 321,000 square feet and one 344,000 square foot office project, including the previously noted Primerica deal, which was started this quarter. These projects were 87 percent pre-leased in the aggregate.

•	New developments started during the quarter totaled 388,000 square feet with a total investment value of $162 million.

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

•

During the quarter, a 1.3 million square foot industrial building located in Columbus, OH that was 100 percent leased and a 29,000 square foot medical office building located in Cincinnati, OH, that was 80 percent leased were placed in service.

Joint Venture Properties

•

We started a 274,000 square foot medical office project during the third quarter of 2011. We also have a 405,000 square foot industrial facility, which was started during the second quarter, under construction as of September 30, 2011. These projects were 100 percent pre-leased in the aggregate.

2011 Earnings Guidance

With our strong operating performance through the first nine months of the year combined with our expectations for the remainder of the year, we narrowed Core FFO guidance for 2011 to $1.13 to $1.15 per share.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable November 30, 2011 to shareholders of record on November 16, 2011. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date

Series J	DREPRJ	$0.414063	November 16, 2011	November 30, 2011

Series K	DREPRK	$0.406250	November 16, 2011	November 30, 2011

Series L	DREPRL	$0.412500	November 16, 2011	November 30, 2011

Series M	DREPRM	$0.434375	December 16, 2011	December 31, 2011

Series O	DREPRO	$0.523438	December 16, 2011	December 31, 2011

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

New Directors Elected

Alan H. Cohen and Peter M. Scott have both been elected to the company’s board of directors.

Mr. Cohen is co-founder of Finish Line Inc., an athletic retailer, and served as its President from May 1982 to October 2003 and Chief Executive Officer from May 1982 to December 2008. He served as Chairman of the Board of Directors of Finish Line Inc. from May 1982 to July 2010 and as one of its directors from 1976 to July 2010. Mr. Cohen is a member of the board of visitors of Indiana University Law School and has also served on the board of directors of the Indianapolis Economic Development Corporation. Mr. Cohen brings consumer goods industry, corporate operations, legal and executive leadership expertise to the board.

Mr. Scott was Chief Financial Officer of Progress Energy, Inc., a public utility, from May 2000 to December 2003 and from November 2005 to September 2008. Mr. Scott was also President and Chief Executive Officer of Progress Energy Service Company LLC from January 2004 to September 2008. Before joining Progress Energy, Inc., Mr. Scott was the President of Scott, Madden & Associates, Inc., a general management consulting firm that he founded in 1983. He has been Member of the Board of Directors of Cleco Inc., since July 1, 2009 and serves as Member of Board of Governors at RTI International. Mr. Scott brings energy industry, public company, finance, accounting, auditing, human resources, information technology and executive leadership expertise to the board.

Information Regarding FFO

The company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO is an operating measure and should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO neither represents a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO, as defined by NAREIT, is included in the financial tables accompanying this release.

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time (“Core FFO”). The adjustments include impairment charges, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase of preferred stock and gains (losses) on and related costs of acquisitions. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables accompanying this release.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 143 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, October 27, 2011, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, future dividends, and future performance, are forward-looking statements. Those statements include statements

Duke Realty Reports Third Quarter 2011 Results

October 26, 2011

regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2010. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Ron Hubbard

317.808.6060

ron.hubbard@dukerealty.com

Duke Realty Corporation

Statement of Operations

September 30, 2011

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Rental and related revenue	$233,555	$228,299	$698,619	$642,489
General contractor and service fee revenue	127,708	132,351	409,617	414,391

	361,263	360,650	1,108,236	1,056,880

Expenses:
Rental expenses	49,947	47,628	153,002	143,133
Real estate taxes	33,785	32,659	101,936	88,394
General contractor and other services expenses	120,547	124,653	379,180	392,433
Depreciation and amortization	96,909	94,487	290,751	253,209

	301,188	299,427	924,869	877,169

Other operating activities:
Equity in earnings of unconsolidated companies	3,104	580	5,890	7,525
Gain on sale of properties	(1,437)	(125)	66,910	6,917
Undeveloped land carrying costs	(2,259)	(2,359)	(7,021)	(7,152)
Impairment charges	–	(1,860)	–	(9,834)
Other operating expenses	(60)	(580)	(171)	(1,002)
General and administrative expense	(9,493)	(8,476)	(29,231)	(31,171)

	(10,145)	(12,820)	36,377	(34,717)

Operating income	49,930	48,403	219,744	144,994

Other income (expenses):
Interest and other income, net	172	149	543	504
Interest expense	(66,875)	(61,491)	(199,269)	(175,076)
Loss on debt transactions	–	(167)	–	(16,294)
Acquisition-related activity	(342)	57,513	(1,525)	57,513

Income (loss) from continuing operations before income taxes	(17,115)	44,407	19,493	11,641
Income tax benefit	194	1,126	194	1,126

Income (loss) from continuing operations	(16,921)	45,533	19,687	12,767

Discontinued operations:
Income (loss) before gain on sales	(36)	375	(30)	2,293
Gain on sale of depreciable properties	2,088	11,527	16,405	24,383

Income from discontinued operations	2,052	11,902	16,375	26,676

Net income (loss)	(14,869)	57,435	36,062	39,443
Dividends on preferred shares	(14,399)	(16,726)	(46,347)	(53,452)
Adjustments for redemption/repurchase of preferred shares	(3,633)	(5,652)	(3,796)	(10,144)
Net (income) loss attributable to noncontrolling interests	825	(993)	532	562

Net income (loss) attributable to common shareholders	($32,076)	$34,064	($13,549)	($23,591)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.14)	$0.08	($0.13)	($0.22)
Discontinued operations attributable to common shareholders	$0.01	$0.05	$0.07	$0.11

Total	($0.13)	$0.13	($0.06)	($0.11)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.14)	$0.08	($0.13)	($0.22)
Discontinued operations attributable to common shareholders	$0.01	$0.05	$0.07	$0.11

Total	($0.13)	$0.13	($0.06)	($0.11)

Duke Realty Corporation

Statement of Funds From Operations

September 30, 2011

(In thousands, except per share amounts)

	Three Months Ended September 30, (Unaudited)
	2011			2010
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shareholders	($32,076)			$34,064
Less: Dividends on participating securities	(811)			(694)

Net Income (Loss) Per Common Share- Basic	(32,887)	252,802	($0.13)	33,370	251,866	$0.13
Add back:
Noncontrolling interest in earnings of unitholders	–			1,041	5,517
Other potentially dilutive securities

Net Income (Loss) Attributable to Common Shareholders- Diluted	($32,887)	252,802	($0.13)	$34,411	257,383	$0.13

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shareholders	($32,076)	252,802		$34,064	251,866
Adjustments:
Depreciation and amortization	97,335			97,913
Company share of joint venture depreciation and amortization	8,531			7,336
Earnings from depreciable property sales-wholly owned, discontinued operations	(2,088)			(11,527)
Earnings from depreciable property sales-wholly owned, continuing operations	1,437			125
Earnings from depreciable property sales-JV	–			–
Noncontrolling interest share of adjustments	(2,835)			(2,018)

Funds From Operations- Basic	70,304	252,802	$0.28	125,893	251,866	$0.50
Noncontrolling interest in income (loss) of unitholders	(868)	7,064		1,041	5,517
Noncontrolling interest share of adjustments	2,835			2,018
Other potentially dilutive securities		3,344			2,621

Funds From Operations- Diluted	$72,271	263,210	$0.27	$128,952	260,004	$0.50
Loss on debt transactions	–			167
Adjustments for redemption/repurchase of preferred shares	3,633			5,652
Impairment charges	–			1,860
Acquisition-related activity	342			(57,513)
Other income tax items	(194)			(1,126)

Core Funds From Operations- Diluted	$76,052	263,210	$0.29	$77,992	260,004	$0.30

	Nine Months Ended September 30, (Unaudited)
	2011			2010
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shareholders	($13,549)			($23,591)
Less: Dividends on participating securities	(2,416)			(1,699)

Net Loss Per Common Share- Basic	(15,965)	252,618	($0.06)	(25,290)	234,468	($0.11)
Add back:
Noncontrolling interest in earnings of unitholders	–	–		–	–
Other potentially dilutive securities		–			–

Net Loss Attributable to Common Shareholders- Diluted	($15,965)	252,618	($0.06)	($25,290)	234,468	($0.11)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shareholders	($13,549)	252,618		($23,591)	234,468
Adjustments:
Depreciation and amortization	292,429			264,086
Company share of joint venture depreciation and amortization	24,798			27,271
Earnings from depreciable property sales-wholly owned, discontinued operations	(16,405)			(24,383)
Earnings from depreciable property sales-wholly owned, continuing operations	(66,910)			(6,917)
Earnings from depreciable property sales-JV	(91)			(2,308)
Noncontrolling interest share of adjustments	(6,206)			(6,611)

Funds From Operations- Basic	214,066	252,618	$0.85	227,547	234,468	$0.97
Noncontrolling interest in loss of unitholders	(369)	6,887		(620)	6,172
Noncontrolling interest share of adjustments	6,206			6,611
Other potentially dilutive securities		3,398			2,652

Funds From Operations- Diluted	$219,903	262,903	$0.84	$233,538	243,292	$0.96
Loss on debt transactions	–			16,294
Adjustments for redemption/repurchase of preferred shares	3,796			10,144
Impairment charges	–			9,834
Acquisition-related activity	1,525			(57,513)
Other income tax items	(194)			(1,126)

Core Funds From Operations- Diluted	$225,030	262,903	$0.86	$211,171	243,292	$0.87

Duke Realty Corporation

Balance Sheet

September 30, 2011

(In thousands, except per share amounts)

	September 30,	December 31,
	2011	2010
ASSETS:

Rental Property	$6,937,449	$7,032,889
Less: Accumulated Depreciation	(1,423,315)	(1,406,437)
Construction in Progress	41,492	61,776
Undeveloped Land	622,254	625,353

Net Real Estate Investments	6,177,880	6,313,581

Cash	16,182	18,384
Accounts Receivable	21,793	23,478
Straight-line Rents Receivable	142,206	135,294
Receivables on Construction Contracts	44,425	7,564
Investments in and Advances to Unconsolidated Companies	368,671	367,445
Deferred Financing Costs, Net	39,449	46,320
Deferred Leasing and Other Costs, Net	499,490	545,787
Escrow Deposits and Other Assets	194,565	186,423

Total Assets	$7,504,661	$7,644,276

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Secured Debt	$1,184,268	$1,065,628
Unsecured Notes	2,783,762	2,948,405
Unsecured Lines of Credit	304,293	193,046
Construction Payables and Amounts due Subcontractors	66,786	44,892
Accrued Real Estate Taxes	124,107	91,502
Accrued Interest	35,725	62,407
Accrued Expenses	42,812	63,175
Other Liabilities	128,123	130,711
Tenant Security Deposits and Prepaid Rents	59,842	54,607

Total Liabilities	4,729,718	4,654,373

Preferred Stock	793,910	904,540
Common Stock and Additional Paid-in Capital	3,593,910	3,576,242
Accumulated Other Comprehensive Income (Loss)	493	(1,432)
Distributions in Excess of Net Income	(1,678,484)	(1,533,740)

Total Shareholders’ Equity	2,709,829	2,945,610

Non-controlling Interest	65,114	44,293

Total Liabilities and Equity	$7,504,661	$7,644,276